Exhibit 10.1

SEPARATION AGREEMENT AND GENERAL RELEASE
THIS SEPARATION AGREEMENT AND GENERAL RELEASE (the “Agreement”) is made as of this 18th day of September, 2012, by and between Alpha Natural Resources, Inc. (including its subsidiaries, the “Company”), and Randy L. McMillion (“Executive”).
WHEREAS, Executive is employed by the Company as Executive Vice President-Business Excellence;
WHEREAS, Executive has indicated a desire to the Company to voluntarily retire from employment effective November 1, 2012 (“Date of Termination”);
WHEREAS, Executive and the Company mutually desire to effectuate a separation agreement and a full and final general release of all claims and rights Executive may have against the Company to the fullest extent permitted by law, excepting only those rights and claims that cannot, as a matter of law, be released with this Agreement; and
WHEREAS, the Company advises Executive to consult with an attorney before signing this Agreement.
NOW, THEREFORE, IT IS HEREBY AGREED by and between Executive and the Company as follows:
1.    (a)    Effective on September 18, 2012, Executive hereby resigns from any and all positions he holds with the Company and/or its affiliates, including all boards and committees of the Company and its affiliates on which Executive may have previously served. Effective on the Date of Termination, Executive’s employment with the Company and any of its affiliates and subsidiaries shall terminate.
(b)    Executive hereby acknowledges and agrees that (a) Executive’s employment with the Company is not being involuntarily terminated or constructively terminated within the meaning of the Key Executive Separation Plan (the “Plan”), (b) Executive’s separation from employment with the Company does not constitute a “Covered Termination Prior to a Change in Control” or a “Covered Change in Control Termination” under the Plan, (c) Executive’s separation from employment with the Company does not constitute a “Separation from Service” for “Good Reason” under the Plan, and (d) Executive is not entitled to any compensation or benefits under the Plan. The Executive agrees that the commitments of the Company as set forth in paragraph 6 of this Agreement are adequate and sufficient consideration and are in excess of anything to which the Executive is otherwise entitled.
2.    (a)    Executive, for and in consideration of the commitments of the Company as set forth in paragraph 6 of this Agreement, and intending to be legally bound, does hereby REMISE, RELEASE AND FOREVER DISCHARGE the Company, its affiliates, predecessors, subsidiaries and parents, and their present or former officers, directors, managers, stockholders, employees, members and agents, and its and their respective successors, assigns, heirs, executors, and administrators and the current and former trustees or administrators of any pension or other benefit plan applicable to the employees or former employees of the Company (collectively, “Releasees”) from all causes of action, suits, debts, claims and demands whatsoever in law or in equity, which Executive ever had, now has, or hereafter may have, whether known or unknown, or which Executive’s heirs, executors, or administrators may have, by reason of any matter, cause or thing whatsoever, from any time prior to the date of this Agreement, and particularly, but without limitation of the foregoing general terms, any claims arising from or relating in any way to Executive’s employment relationship with the Company and/or its affiliates, the terms and conditions of that employment relationship, and the termination of that employment relationship, including, but not limited to, any claims arising under the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act of 1974 (“ERISA”), the Virginians with Disabilities Act, the Virginia Human Rights Act, the Virginia Wage Payment and Collection Act, the Virginia Whistleblower Protection Law, the Virginia Fraud Against Taxpayers Act, and any other claims under any federal, state or local common law, statutory, or regulatory provision, now or hereafter recognized, all as amended, and any claims for attorneys’ fees and costs, excepting only those rights and claims that are set forth in subparagraphs 2(c), 2(d), 2(e) and 2(f) herein and any rights and claims that cannot be released as a matter of law. This Agreement is effective without regard to the legal nature of the claims raised and without regard to whether any such claims are based upon tort, equity, implied or express contract or discrimination of any sort.
(b)To the fullest extent permitted by law, and subject to the provisions of paragraph 11 below, Executive represents and affirms that Executive has not filed or caused to be filed on Executive’s behalf any charge, complaint or claim for relief against the Company or any Releasee and, to the best of Executive’s knowledge and belief, no outstanding charges, complaints or claims for relief have been filed or asserted against the Company or any Releasee on Executive’s behalf; and Executive has not reported any improper, unethical or illegal conduct or activities to any supervisor, manager, department head, human resources representative, agent or other representative of the Company or any Releasee, to any member of the Company’s or any Releasee’s legal or compliance departments, or to the ethics hotline, and has no knowledge of any such improper, unethical or illegal conduct or activities. Nothing herein shall prevent Executive from testifying in any cause of action when required to do so by process of law. Executive shall promptly inform the Company if called upon to testify on matters relating to the Company.
(c)Executive does not waive any right to file a charge with the Equal Employment Opportunity Commission (“EEOC”) or participate in an investigation or proceeding conducted by the EEOC, but explicitly waives any right to file a personal lawsuit or receive monetary damages that the EEOC might recover if said charge results in an EEOC lawsuit against the Company or Releasees.
(d)Executive does not waive the right to challenge the validity of this Agreement as a release of claims arising under the federal Age Discrimination in Employment Act or the Older Workers Benefit Protection Act.
(e)Executive does not waive rights or claims that may arise after the date this Agreement is executed.
(f)Executive does not waive any claim for unemployment compensation benefits, workers compensation benefits, claims under the Fair Labor Standards Act, health insurance benefits under the Consolidated Omnibus Budget Reconciliation Act, or claims with regard to vested benefits under a retirement plan governed by ERISA.

3.In consideration of the Company’s agreements as set forth in paragraph 6 herein, Executive agrees to comply with the limitations described herein.
(a)(i)    All information, ideas, concepts, improvements, innovations, developments, methods, processes, designs, analyses, drawings, reports, discoveries, and inventions, whether patentable or not or reduced to practice, which are conceived, made, developed or acquired by Executive, individually or in conjunction with others, during Executive’s employment by the Company or any of its affiliates, both before and after the date hereof (whether during business hours or otherwise and whether on the Company’s premises or otherwise) which relate to the business, products or services of the Company or its affiliates (including, without limitation, all such information relating to corporate opportunities, research, financial and sales data, pricing and trading terms, evaluations, opinions, interpretations, acquisition prospects, the identity of customers or their requirements, the identity of key contacts within customers’ organizations or within the organization of acquisition prospects, or marketing and merchandising techniques, prospective names, marks, and any copyrightable work, trade mark, trade secret or other intellectual property rights (whether or not composing confidential information, and all writings or materials of any type embodying any of such items (collectively, “Work Product”), shall be the sole and exclusive property of the Company or a Company affiliate, as the case may be, and shall be treated as “work for hire.” It is recognized that Executive is an experienced executive in the business of the Company and its affiliates and through several decades of prior work in the industry acquired and retains knowledge, contacts, and information which are not bound by this subparagraph 3(a)(i).
(ii)    Executive shall promptly and fully disclose all Work Product to the Company and shall cooperate and perform all actions reasonably requested by the Company (whether during or after the term of employment) to establish, confirm and protect the Company’s and/or its affiliates’ right, title and interest in such Work Product. Without limiting the generality of the foregoing, Executive agrees to assist the Company, at the Company’s expense, to secure the Company’s and its affiliates’ rights in the Work Product in any and all countries, including the execution by Executive of all applications and all other instruments and documents which the Company and/or its affiliates shall deem necessary in order to apply for and obtain rights in such Work Product and in order to assign and convey to the Company and/or its affiliates the sole and exclusive right, title and interest in and to such Work Product. If the Company is unable because of Executive’s mental or physical incapacity or for any other reason (including Executive’s refusal to do so after request therefor is made by the Company) to secure Executive’s signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Work Product belonging to or assigned to the Company and/or its affiliates pursuant to this subparagraph 3(a)(ii), then Executive by this Agreement irrevocably designates and appoints the Company and its duly authorized officers and agents as Executive’s agent and attorney-in-fact to act for and in Executive’s behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents or copyright registrations thereon with the same legal force and effect as if executed by Executive. Executive agrees not to apply for or pursue any application for any United States or foreign patents or copyright registrations covering any Work Product other than pursuant to this paragraph in circumstances where such patents or copyright registrations are or have been or are required to be assigned to the Company or any of its affiliates.
(iii)    Executive acknowledges that the businesses of the Company and its affiliates are highly competitive and that their strategies, methods, books, records, and documents, their technical information concerning their products, equipment, services, and processes, procurement procedures and pricing techniques, the names of and other information (such as credit and financial data) concerning their former, present or prospective customers and business affiliates, all comprise confidential business information and trade secrets which are valuable, special, and unique assets which the Company and/or its affiliates use in their business to obtain a competitive advantage over their competitors. Executive further acknowledges that protection of such confidential business information and trade secrets against unauthorized disclosure and use is of critical importance to the Company and its affiliates in maintaining their competitive position. Executive acknowledges that by reason of Executive’s duties to, and association with, the Company and its affiliates, Executive has had and will have access to, and has and will become informed of, confidential business information which is a competitive asset of the Company and its affiliates. Executive hereby agrees that Executive will not, at any time during or after his employment by the Company, make any unauthorized disclosure of any confidential business information or trade secrets of the Company or its affiliates, or make any use thereof, except in the carrying out of his employment responsibilities hereunder. Executive shall take all necessary and appropriate steps to safeguard confidential business information and protect it against disclosure, misappropriation, misuse, loss and theft. Confidential business information shall not include information in the public domain (but only if the same becomes part of the public domain through a means other than a disclosure prohibited hereunder). The above notwithstanding, a disclosure shall not be unauthorized if (i) it is required by law or by a court of competent jurisdiction or (ii) it is in connection with any judicial, arbitration, dispute resolution or other legal proceeding in which Executive’s legal rights and obligations as an Executive or under this Agreement are at issue; provided, however, that Executive shall, to the extent practicable and lawful in any such events, give prior written notice to the Company of his intent to disclose any such confidential business information in such context so as to allow the Company or its affiliates an opportunity (which Executive will not oppose) to obtain such protective orders or similar relief with respect thereto as may be deemed appropriate. Any information not specifically related to the Company and its affiliates would not be considered confidential to the Company and its affiliates.
(iv)    All written materials, records, and other documents made by, or coming into the possession of, Executive during the period of Executive’s employment by the Company which contain or disclose confidential business information or trade secrets of the Company or its affiliates, or which relate to Executive’s Work Product described in this subparagraph 3(a), shall be and remain the property of the Company, or its affiliates, as the case may be. Upon termination of Executive’s employment, for any reason, Executive promptly shall deliver the same, and all copies thereof, to the Company.
(b)(i)    Executive agrees that from the date hereof until December 31, 2013 (the “Non-Compete Period”), he will not directly or indirectly render competing services that are the same or similar to services that Executive provided to the Company as an employee, whether as an officer, principal, manager, member, advisor, agent, partner, director, material stockholder, employee or consultant of any corporation (or sub-unit, in the case of a diversified business) or other enterprise, entity or association, to any customer or competitor of the Company or any competitor of an affiliate of the Company (“Competing Services”) in their customary business, including, without limitation, the acquisition, mining, processing, transportation, distribution, blending, trading, purchasing and/or sale of synfuel, coal and coal byproducts (the “Business”). Executive further agrees that during such Non-Compete Period, Executive will not render Competing Services to any person and/or entity on the acquisition or development for acquisition of any business to which the Company or any of its affiliates, prior to Executive’s Date of Termination, made an acquisition proposal relating to the possible acquisition of such business by the Company or any of its affiliates, or planned, discussed or contemplated making such an acquisition proposal (such business, an “Acquisition Target”) of which acquisition or planned acquisition Executive had knowledge during the term of Executive’s employment with the Company or any affiliate of the Company, or take any action to induce or attempt to induce any such Acquisition Target to consummate any acquisition, investment or other similar transaction with any person and/or business other than the Company or any of its affiliates. The restrictions set forth herein shall limit Executive’s activities in rendering Competing Services during the Non-Compete Period anywhere in the contiguous United States in which the Company conducts Business. During the Non-Compete Period, Executive will not on behalf of any customer or competitor of the Company or any of its affiliates solicit any person who is or was employed by the Company or any of its affiliates at any time during such term or period to discontinue his or her employment with the Company or any of its affiliates in order to render Competing Services.
(ii)    During the Non-Compete Period, Executive will not solicit any customers, distributors or suppliers of the Company or any of its affiliates to divert their business from the Company or any of its affiliates to any competitor of the Company or any of its affiliates.
(iii)    During the Non-Compete Period, Executive will not solicit or induce any person who is or was employed by the Company at any time during the one-year period prior to the Date of Termination to discontinue his or her employment with the Company.
(iv)    Executive understands that the provisions of this subparagraph 3(b) may limit for the period set forth herein his ability to earn a livelihood in the business in which he has been involved as a member of the management group of the Company and its affiliates, but he nevertheless agrees and hereby acknowledges that: (i) such provisions do not impose a greater restraint than is necessary to protect the goodwill and/or other legitimate business interests of the Company and its affiliates; (ii) such provisions contain reasonable limitations as to duration, scope of activity, and geographical area to be restrained; (iii) are not unduly burdensome on the Executive’s ability to earn a living nor against public policy, and (iv) the consideration provided hereunder, including without limitation, any amounts or benefits provided under paragraph 6 hereof, is sufficient to compensate Executive for the restrictions contained in this paragraph 3(b). In consideration of the foregoing and in light of Executive’s education, experience, skills and abilities, Executive agrees that he will not assert that, and it should not be considered that, any provisions of this paragraph 3(b) otherwise are void, voidable or unenforceable or should be voided or held unenforceable.
(c)Executive acknowledges that he is a member of the Company’s and its affiliates’ executive management group with access to the Company’s and its affiliates’ confidential and proprietary business information and his services are unique to the Company and its affiliates. Executive therefore agrees that the remedy at law for any breach by him of any of the covenants and agreements set forth in this paragraph 3 will be inadequate and that in the event of any such breach, the Company and its affiliates may, in addition to the other remedies which may be available to them at law, apply to any court of competent jurisdiction to obtain specific performance and/or injunctive relief prohibiting Executive (together with all those persons associated with him) from the breach of such covenants and agreements and to enforce, or prevent any violations of, the provisions of this Agreement. In addition, in the event of a breach or violation by Executive of subparagraph 3(b) herein, the Non-Compete Period set forth in this paragraph shall be tolled until such breach or violation has been cured.
(d)Each of the covenants of this paragraph 3 are given by Executive as part of the consideration for the benefits to be received by Executive under this Agreement and as an inducement to the Company to grant such benefits under this Agreement and accept the obligations thereunder.

(e)Provisions of this paragraph 3 shall not be binding on Executive if the Company fails to perform any material obligation under this Agreement, including, without limitation, the failure of the Company to make timely payments of monies due to Executive under paragraph 6 hereof; provided, that (i) Executive has notified the Company in writing within 30 days of the date of the failure of the Company to perform such material obligation and (ii) such failure remains uncorrected and/or uncontested by the Company for 15 days following the date of such notice.
(f)The Company’s obligations to provide the payments and benefits set forth in paragraph 6 hereof shall be expressly conditioned upon Executive’s covenants of confidentiality, not to compete and not to solicit as provided herein. In the event Executive breaches his obligations to the Company as provided herein or Executive’s covenant not to compete is held by any court of competent jurisdiction to be void or unenforceable, the Company’s obligations to provide the payments and benefits set forth in paragraph 6 hereof shall cease without prejudice to any other remedies that may be available to the Company.
4.Executive further agrees and recognizes that Executive will be permanently and irrevocably severing Executive’s employment relationship with the Company on the Date of Termination, that Executive shall not seek employment with the Company or any affiliated entity at any time in the future after the Date of Termination, and that the Company has no obligation to employ him in the future. Executive agrees that if he submits an application for employment with the Company or any affiliated entity, such application may be summarily rejected without consideration and without notice to Executive.
5.Executive further agrees that Executive will not disparage or subvert the Company or any Releasee, or make any statement reflecting negatively on the Company, its affiliated corporations or entities, or any of their officers, directors, managers, members, employees, agents or representatives, including, but not limited to, any matters relating to the operation or management of the Company or any Releasee, Executive’s employment and the termination of Executive’s employment, irrespective of the truthfulness or falsity of such statement.
6.In consideration for Executive’s promises as set forth herein, the Company agrees to pay or provide to or for Executive the following payments and benefits described herein:
(a)The Company shall pay Executive one year’s base salary, or $373,065, in four (4) ratable monthly payments from December 1, 2012 to March 1, 2013. Each monthly payment shall be made on the first business day of each such month.
(b)The following equity awards granted to the Executive under Alpha Natural Resources, Inc.’s (“Alpha”) equity incentive plans, to the extent unvested on the Date of Termination, shall vest on the Date of Termination:
(i) Performance share unit awards granted on (1) January 7, 2010 under the 2005 Long-Term Incentive Plan (the “2005 LTIP”) with a performance period from January 1, 2010 through December 31, 2012 and (2) January 7, 2011 under the 2010 Long-Term Incentive Plan (“2010 LTIP”) with a performance period from January 1, 2011 through December 31, 2013, which awards will be paid in shares of Alpha’s common stock, to the extent an amount becomes earned and payable, under and subject to the terms of such award, the related award agreement and applicable plan after the end of the performance period applicable to such award; and

            (ii) Restricted stock unit awards granted on (1) January 7, 2010 under the 2005

LTIP with a three-year vesting period commencing on January 7, 2010, (2) January 7, 2011 under the 2010 LTIP with a three-year vesting period commencing on January 7, 2011 and (3) on March 13, 2012 under the 2010 LTIP with a three-year vesting period commencing on March 13, 2012.

Executive hereby consents to the modification of any outstanding awards to provide for the foregoing.
Except as set forth in this Agreement, it is expressly agreed and understood that Releasees do not have, and will not have, any obligations to provide Executive at any time in the future with any payments, benefits or considerations other than those recited in this paragraph 6, or those required by law, other than under the terms of any benefit plans which provide benefits or payments to former employees according to their terms (including, without limitation, the Alpha Natural Resources, LLC and Affiliates Retiree Medical Plan).
7.Executive understands and agrees that the payments, benefits and agreements provided in this Agreement are being provided to him in consideration for Executive’s acceptance and execution of, and in reliance upon Executive’s representations in, this Agreement. Executive agrees that absent execution without revocation of this Agreement containing a release of all claims against the Releasees, Executive is not entitled to the payments and benefits set forth herein.
8.Executive acknowledges and agrees that this Agreement supersedes any other employment agreement or offer letter Executive has with the Company or any Releasee. To the extent Executive has entered into any other enforceable written agreement with the Company or any Releasee that contains provisions that are outside the scope of this Agreement and are not in direct conflict with the provisions in this Agreement, the terms in this Agreement shall not supersede, but shall be in addition to, any other such agreement. Except as set forth expressly herein, no promises or representations have been made to Executive in connection with the termination of Executive’s employment with the Company. For avoidance of doubt, no provisions of this Agreement shall be construed as a waiver, modification or reduction of Executive’s rights to indemnification under the Indemnification Agreement dated July 31, 2009.
9.Executive agrees not to disclose the terms of this Agreement to anyone, except as may be required by law or to Executive’s spouse, attorney and, as necessary, tax/financial advisor. It is expressly understood that any violation of the confidentiality obligation imposed hereunder constitutes a material breach of this Agreement.
10.Executive represents that Executive does not, without the Company’s prior written consent, presently have in Executive’s possession any records and business documents, whether on computer or hard copy, and other materials (including but not limited to computer disks and tapes, computer programs and software, office keys, correspondence, files, customer lists, technical information, customer information, pricing information, business strategies and plans, sales records and all copies thereof) (collectively, the “Corporate Records”) provided by the Company and/or its predecessors, subsidiaries or affiliates or obtained as a result of Executive’s employment with the Company and/or its predecessors, subsidiaries or affiliates, or created by Executive while employed by or rendering services to the Company and/or its predecessors, subsidiaries or affiliates. Executive acknowledges that all such Corporate Records are the property of the Company. In addition, Executive shall promptly return in good condition any and all Company owned equipment or property, including, but not limited to, automobiles, personal data assistants, facsimile machines, copy machines, pagers, credit cards, cellular telephone equipment, business cards, laptops, computers, and any other items requested by the Company. As of the Date of Termination, the Company will make arrangements to remove, terminate or transfer any and all business communication lines including network access, cellular phone, fax line and other business numbers.
11.Nothing in this Agreement shall prohibit or restrict Executive from: (i) making any disclosure of information required by law; (ii) providing information to, or testifying or otherwise assisting in any investigation or proceeding brought by, any federal regulatory or law enforcement agency or legislative body, any self-regulatory organization, or the Company’s designated legal, compliance or human resources officers; or (iii) filing, testifying, participating in or otherwise assisting in a proceeding relating to an alleged violation of any federal, state or municipal law relating to fraud, or any rule or regulation of the Securities and Exchange Commission or any self-regulatory organization.
12.The parties agree and acknowledge that the agreement by the Company described herein, and the settlement and termination of any asserted or unasserted claims against the Releasees, are not and shall not be construed to be an admission of any violation of any federal, state or local statute or regulation, or of any duty owed by any of the Releasees to Executive.
13.Executive agrees and recognizes that should Executive breach any of the obligations or covenants set forth in this Agreement, the Company will have no further obligation to provide Executive with the consideration set forth herein, and will have the right to seek repayment of all consideration paid up to the time of any such breach. Further, Executive acknowledges in the event of a breach of this Agreement, Releasees may seek any and all appropriate relief for any such breach, including equitable relief and/or money damages, attorneys’ fees and costs.
14.Executive further agrees that the Company shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages, as well as to an equitable accounting of all earnings, profits and other benefits arising from any violations of this Agreement, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled.
15.If any section of this Agreement is held invalid by operation of law or by a tribunal of competent jurisdiction, or if compliance with or enforcement of any section is restrained by such tribunal, the application of any and all other sections, other than those which have been held invalid, will not be affected.
16.This Agreement and the obligations of the parties hereunder shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Virginia without reference to conflicts of law or choice of law rules, and without regard to its location of execution or performance.
17.The parties agree that this Agreement shall be deemed to have been made and entered into in Bristol, Virginia. Jurisdiction and venue in any proceeding by the Company or Executive to enforce their rights hereunder is specifically limited to any court geographically located in Virginia.
18.Executive shall cooperate with the Company and be reasonably available to the Company with respect to continuing and/or future matters related to Executive’s employment period with the Company and/or its affiliates, whether such matters are business-related, legal, regulatory or otherwise (including, without limitation, the Executive appearing at the Company’s request to give testimony without requiring service of a subpoena or other legal process, volunteering to the Company all pertinent information and turning over to the Company all relevant documents which are or may come into Executive’s possession). Executive agrees to provide such cooperation and assistance in exchange for the consideration set forth herein and without any additional payment.

19.Executive certifies and acknowledges as follows:
(a)That Executive has read the terms of this Agreement, and that Executive understands its terms and effects, including the fact that Executive has agreed to RELEASE AND FOREVER DISCHARGE the Releasees from any legal action arising out of Executive’s employment relationship with the Company and the termination of that employment relationship; and
(b)That Executive has signed this Agreement voluntarily and knowingly in exchange for the consideration described herein, which Executive acknowledges is adequate and satisfactory to him and which Executive acknowledges is in addition to any other benefits to which Executive is otherwise entitled; and
(c)That the Company has advised and hereby advises Executive (in writing) to consult with an attorney prior to signing this Agreement; and
(d)That Executive does not waive rights or claims that may arise after the date this Agreement is executed; and
(e)That the Company has delivered this Agreement to Executive on September 17, 2012 and has provided Executive with a period of twenty-one (21) days within which to consider this Agreement. Executive acknowledges that he may knowingly and voluntarily accept the terms of this Agreement before the twenty-one (21) day consideration period has expired. Executive has knowingly and voluntarily signed on the date indicated below after concluding that this Separation Agreement and General Release is satisfactory to Executive; and
(f)Executive acknowledges that this Agreement may be revoked by him within seven (7) days after execution, and it shall not become effective until the expiration of such seven (7) day revocation period. In the event of a timely revocation by Executive, this Agreement will be deemed null and void and the Company will have no obligations hereunder.

[SIGNATURE PAGE FOLLOWS]

Intending to be legally bound hereby, Executive and the Company executed the foregoing Separation Agreement and General Release this 18th day of September, 2012.

/s/ Randy L. McMillion        Witness:/s/ Jessica Clevinger
Randy L. McMillion

ALPHA NATURAL RESOURCES, INC.
By:/s/ Vaughn R. Groves        Witness:/s/ Jessica Clevinger
Name: Vaughn R. Groves
Title: Executive VP and General Counsel